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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Citizens Communications Company:

We consent to the incorporation by reference in the Registration Statement (No. 33-52873) on Form S-3, in the Registration Statement (No. 33-63615) on Form S-3, in the Registration Statement (No. 333-7047) on Form S-3, in the Registration Statement (No. 333-71821) on Form S-8, in the Registration Statement (No. 333-71597) on Form S-8, in the Registration Statement (No. 333-71029) on Form S-8, in the Registration Statement (No. 33-42972) on Form S-8, in the Registration Statement (No. 33-48683) on Form S-8, and in the Registration Statement (No. 33-54376) on Form S-8 of Citizens Communications Company of our report dated June 2, 2000, relating to the combined balance sheets of the GTE Combined Entities (California, Arizona, West Coast, Nebraska, and Illinois) as of December 31, 1999 and 1998 and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 8-K of Citizens Communications Company dated November 14, 2000.


                                                 /s/ KPMG LLP

New York, New York
November 14, 2000